UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2022 (October 6, 2022)

MICT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35850	27-0016420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 225-0190

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	MICT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ADDITIONAL INFORMATION

MICT, Inc., a Delaware corporation (“MICT” or the “Company”), intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement of MICT in connection with the proposed business combination transaction (the “Business Combination”) involving MICT and Tingo, Inc., a Nevada corporation (“Tingo”). The definitive proxy statement and other relevant documents will be mailed to stockholders of MICT as of a record date to be established for voting on the Business Combination. Stockholders of MICT and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with MICT’s solicitation of proxies for the special meeting to be held to approve the Business Combination because these documents will contain important information about MICT, Tingo and the Business Combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, on the SEC’s website at www.sec.gov.

Participants in the Solicitation

MICT and Tingo and certain of their respective directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the stockholders of MICT in favor of the approval of the Business Combination.

Additional information regarding the interests of such potential participants will also be included in the Proxy Statement and other relevant documents when they are filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein contain, and certain oral statements made by representatives of MICT and Tingo and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. MICT’s and Tingo’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, MICT’s and Tingo’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside of the control of MICT or Tingo and are difficult to predict. Factors that may cause such differences include but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Amended Agreement (as defined below); (2) the inability to complete the Business Combination, including due to the failure to obtain approval of the stockholders of MICT or Tingo or other conditions to closing in the Amended Agreement; (3) the inability to obtain or maintain the listing of MICT’s common stock on Nasdaq following the Business Combination; (4) the risk that the Business Combination disrupts current plans and operations of Tingo or MICT as a result of the announcement and consummation of the Business Combination; (5) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth economically and hire and retain key employees; (7) the inability to complete the Business Combination due to inability to obtain regulatory approval; (8) changes in applicable laws or regulations; (10) the possibility that MICT or Tingo may be adversely affected by other economic, business, and/or competitive factors; and (11) the impact of the global COVID-19 pandemic on any of the foregoing risks and other risks and uncertainties to be identified in the proxy statement (when available) relating to the Business Combination, including those under “Risk Factors” therein, and in other filings with the SEC made by MICT. The foregoing list of factors is not exclusive. Readers are referred to the most recent reports filed with the SEC by MICT. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MICT and Tingo undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, subject to applicable law.

No Solicitation

This Current Report on Form 8-K and the exhibits hereto do not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination.

Item 1.01 Entry into a Material Definitive Agreement

Second Amended and Restated Merger Agreement

On October 6, 2022, the Company, Tingo, the representative for the stockholders of the Company (“Purchaser Representative”), and the representative for Tingo (“Seller Representative”), entered into the Second Amended and Restated Merger Agreement (the “Amended Agreement”) amending and restating the previous Amended and Restated Merger Agreement entered into by the parties on June 15, 2022 (the “Previous Agreement”).

Pursuant to the Amended Agreement, (i) Tingo shall form a British Virgin Islands company and wholly-owned subsidiary (“Tingo Sub”) and transfer into Tingo Sub all of its rights, title, interest and liabilities in all of its other subsidiaries, and (ii) MICT shall form a Delaware corporation and wholly-owned subsidiary (“Delaware Sub”) and cause Delaware Sub to form a British Virgin Islands company and wholly-owned subsidiary of Delaware Sub (“BVI Sub”).

Subject to the terms and conditions set forth in the Amended Agreement, upon the consummation of the transactions contemplated therein (the “Closing”), BVI Sub will merge with and into Tingo Sub (the “Business Combination” and, together with the other transactions contemplated by the Amended Agreement, the “Transactions”), with the BVI Sub continuing as the surviving company in the Business Combination and a wholly-owned subsidiary of Delaware Sub.

The following summary of the Amended Agreement is qualified in its entirety by reference to the complete text of the Amended Agreement, a copy of which is attached hereto as Exhibit 2.1. MICT’s stockholders, warrant holders and other interested parties are urged to read such agreement in its entirety.

Business Combination Consideration

As consideration for the Business Combination, Tingo shall receive from the MICT: (i) 25,783,675 shares of MICT Common Stock equal to approximately 19.9% of the total issued and outstanding MICT Common Stock; (ii) 2,604.28 shares of Series A Preferred Stock convertible into 26,042,808 shares of MICT Common Stock equal to approximately 20.1% of the total issued and outstanding MICT Common Stock; and (iii) 46,643.83 shares of Series B Preferred Stock convertible into 466,438,345 shares of MICT Common Stock equal to approximately 35% of the total issued and outstanding MICT Common Stock, provided that 5% of the foregoing consideration shall be withheld in Escrow.

Escrow

As part of the Amended Agreement, Purchaser Representative, Seller Representative, and a mutually agreeable escrow agent shall enter into an escrow agreement, whereby an amount equal to 5% of the total number of shares of MICT Common Stock, Series A Preferred Stock, and Series B Preferred Stock transferred as part of the consideration for the Business Combination (the “Escrow Property”) shall be held in escrow for a period of up to two years after the Closing of the Business Combination. The Escrow Property shall be the sole source of payment for any obligations incurred by Tingo in relation to any indemnification claims.

Post-Closing Purchaser Board

The Amended Agreement provides that the post-closing Board of MICT shall consist of six members, with four designated by MICT and two designated by Tingo.

Series A Preferred Stock

Upon the approval of MICT’s stockholders, each share of Series A Preferred Stock issued by MICT to Tingo shall automatically convert into 10,000 shares of MICT Common Stock in accordance with the terms of its certificate of designation attached hereto as Exhibit 3.1. If such shareholder approval is not obtained by June 30, 2023, all issued and outstanding shares of Series A Preferred Stock shall be redeemed by MICT in exchange for Tingo receiving 27% of the total issued and outstanding shares of Delaware Sub (“Series A Redemption”).

Series B Preferred Stock

Upon approval by Nasdaq of the change of control of MICT and upon the approval of MICT’s stockholders, each share of Series B Preferred Stock issued by MICT to Tingo shall automatically convert into 10,000 shares of MICT Common Stock in accordance with the terms of its certificate of designation attached hereto as Exhibit 3.2. If such shareholder or Nasdaq approval is not obtained by June 30, 2023, Tingo shall have the right to (i) cause the Series A Redemption to take place within 90 days; and (ii) cause MICT to redeem all of the Series B Preferred Stock in exchange for (x) $666,666,667 or (y) an amount of common stock of Delaware Sub equivalent in value to $666,666,667 (reduced from the aggregate value of the Series B Preferred Stock at issuance, which is $1,000,000,000).

Representations and Warranties

The Amended Agreement contains representations and warranties by each of MICT and Tingo which are substantially similar to each party’s representations and warranties from the Previous Agreement.

Indemnification Provisions

The Amended Agreement contains indemnification provisions substantially similar to those contained in the Previous Agreement.

Covenants of the Parties

The Amended Agreement provides for covenants from each party which are substantially similar to the covenants provided in the Previous Agreement, except that the Amended Agreement also includes covenants relating to: (1) formation and joinder of the Delaware Sub to the Amended Agreement; (2) formation and joinder of the BVI Sub to the Amended Agreement; (3) formation and joinder of the Tingo Sub to the Amended Agreement; (4) MICT using commercially reasonable efforts to cause additional MICT stockholders to sign voting and support agreements in favor of the Business Combination by Closing; (5) MICT and Tingo mutually agreeing on a budget for Tingo for the remainder of the fiscal year ending December 31, 2022; (6) covenants relating to timely response by each party to SEC comments in connection with the Business Combination; and (7) other appropriate actions to be taken by each party to obtain (i) Nasdaq approval of a change in control of MICT and (ii) MICT stockholder approval relating to the conversion of the Series A Preferred Stock and Series B Preferred Stock.

Closing Conditions

The Amended Agreement contains customary conditions to Closing substantially similar to the Previous Agreement, except that the Amended Agreement further includes the following conditions (unless waived): (i) a general release which releases MICT from claims from Tingo covering the period prior to the execution of the Amended Agreement; (ii) a general release which releases Tingo from claims from MICT covering the period prior to the execution of the Amended Agreement; (iii) Tingo’s delivery of an employment agreement entered into between Dozy Mmobuosi and Tingo; (iv) delivery of the Amended Purchaser Loan; and (v) MICT shall have received evidence of the effective transfer from Tingo to Tingo Sub of all of the rights, title, interest and liabilities of all of the other subsidiaries of Tingo.

Governing Law and Arbitration

The Amended Agreement is governed by New York law and provides for governing law and arbitration provisions substantially similar to those provided under the Previous Agreement.

The foregoing description of the Amended Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amended Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Certain Related Agreements and Certificates

Amended Purchaser Loan

Simultaneous with the execution of the Amended Agreement, MICT extended to Tingo a loan in the principal amount of $23,700,000 with an interest rate of 5% per year (the “Amended Purchaser Loan”, attached hereto as Exhibit 10.1), and which shall amend and restate the loan agreement between MICT and Tingo dated May 10, 2022, for a principal amount of $3,500,000 (the “Previous Loan”). Pursuant to the Amended Purchaser Loan, MICT shall pay to Tingo the difference in the principal amount between the Amended Purchaser Loan and the Previous Loan within three (3) Business Days of the signing of the Amended Agreement.

Series A Certificate of Designation

The powers, designations, limitations, preferences and rights associated with the Series A Preferred Stock are set out in its certificate of designation attached hereto as Exhibit 3.1.

Series B Certificate of Designation

The powers, designations, limitations, preferences and rights associated with the Series B Preferred Stock are set out in its certificate of designation attached hereto as Exhibit 3.2.

Item 3.02 Unregistered Sales of Equity Securities.

The agreement to issue of the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock to Tingo was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Press Release

Incorporated into this Item 8.01 by reference is the press release issued by MICT on October 7, 2022 announcing the entry into the Amended Agreement described above, attached hereto as Exhibit 99.1 the (“Press Release”).

The Press Release is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the Press Release be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Second Amended and Restated Agreement and Plan of Merger, dated as of October 6, 2022, by and among, MICT, its merger subsidiary, the Purchaser Representative, Tingo and the Seller Representative
3.1	Form of Certificate of Designation of Series A Preferred Stock
3.2	Form of Certificate of Designation of Series B Preferred Stock
10.1	Amended Purchaser Loan agreement entered into between MICT and Tingo on October 6, 2022.
99.1	Press Release, date October 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2022

MICT, INC.

By:	/s/ Darren Mercer
Name:	Darren Mercer
Title:	Chief Executive Officer